UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 2, 2007

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 2, 2007, Stereotaxis, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Cortex West Development I, LLC (“Cortex”), regarding certain modifications to the office lease (the “Lease”) relating to the Company’s headquarters. Pursuant to the Agreement, the Company has agreed to lease an additional area from the Landlord, of approximately 23,000 square feet, in the same building as the Company’s headquarters. The Company will have the right to occupy such space beginning January 1, 2008. The Company has also agreed to exercise its first three-year renewal option under the Lease, extending the term of the Lease until December 31, 2018. The Agreement also provides that the Company will have a right of first offer with respect to certain additional space in the building where the Company’s headquarters is located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 8, 2007	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer